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Exhibit 24

POWER OF ATTORNEY

        Each of the undersigned directors and/or officers of Crown Media Holdings, Inc. (the "Company") hereby authorizes David J. Evans, William J. Aliber and Charles L. Stanford, and each of them individually, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company's annual report on Form 10-K, for the fiscal year ended December 31, 2002, Amendment No. 1 to such annual report and any further amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature	Title	Date

/s/ ROBERT A. HALMI, JR. Robert A. Halmi, Jr.	Chairman of the Board of Directors	December 5, 2003
/s/ DAVID J. EVANS David J. Evans	President, Chief Executive Officer and Director	December 5, 2003
/s/ WILLIAM J. ALIBER William J. Aliber	Executive Vice President and Chief Financial Officer	December 5, 2003
/s/ WILFORD V. BANE, JR. Wilford V. Bane, Jr.	Director	December 5, 2003
/s/ ARNOLD L. CHAVKIN Arnold L. Chavkin	Director	December 5, 2003
/s/ ROBERT J. DRUTEN Robert J. Druten	Director	December 5, 2003
/s/ IRVINE O. HOCKADAY, JR. Irvine O. Hockaday, Jr.	Director	December 5, 2003
/s/ JOHN P. MASCOTTE John P. Mascotte	Director	December 5, 2003
/s/ DEANNE R. STEDEM Deanne R. Stedem	Director	December 5, 2003

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  Exhibit 24